                                                                    EXHIBIT 10.4



                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is made as of April 17, 1998, and is effective as of the 11th day of May, 1998 (the "Effective Date"), by and between KINGS ROAD ENTERTAINMENT, INC., a Delaware corporation (herein referred to as the "Company"), and you, CHRISTOPHER TRUNKEY.

         In consideration of the mutual covenants, terms and conditions set forth herein, you and the Company agree as follows:

         1. The Company hereby employs you pursuant and subject to the terms, conditions and provisions of this Agreement. You hereby accept such employment and agree to render your services exclusively to the Company as provided herein, where and when required by the Company (presently in Los Angeles, California), all of which services shall be performed conscientiously and to the full extent of your ability. You further agree to abide by all rules, regulations and policies of the Company.

         2. Your title and position with the Company shall be Senior Vice President and Chief Financial and Administrative Officer.

         3. You shall report to the Company's chief executive officer, currently Kenneth Aguado, or to any other chief executive or operating officer who may be employed by the Company during the Term. Any conflict between divisions of responsibility between you and any other employee shall be resolved by the chief executive officer.

         4. The services to be rendered by you hereunder shall include, without limitation, all services customarily rendered by persons engaged in the same capacity or in a similar capacity in the entertainment industry, and such other services as may be requested by the Company from time to time hereunder. Your services shall be exclusive to the Company during the Term of this Agreement.

         5. The Term of your employment by the Company under this Agreement shall commence as of the Effective Date and (unless earlier terminated pursuant to this Agreement) shall continue thereafter through May 5, 2000 (the "Term").

         6. (a) As full consideration for all services to be rendered by you pursuant hereto, and for all rights and interests herein granted by you to the Company, and provided that you are not in breach or default of this Agreement and that you have kept and performed all of your obligations hereunder, and subject to the terms and conditions hereof, you shall be entitled to receive a base salary in an amount equal to One Hundred Ten Thousand ($110,000) commencing on the Effective Date and continuing through May 5, 1999. Commencing May 6, 1999 and continuing through the end of the Term, you shall be entitled to receive a base salary in an amount equal to One Hundred Twenty Thousand ($120,000).

                  (b) Such compensation shall be paid in accordance with the Company's normal payroll practices. The Company may make such deductions, withholdings or payments from any sum payable to you pursuant to this Agreement as are required by any applicable law, rule or regulation for taxes or similar charges. Compensation payments made to you by the Company or any affiliate of the Company shall be deemed made pursuant to this Agreement and any compensation paid to you from and after the Effective Date of this Agreement shall be deemed to have been paid hereunder.

         7. In addition to the base salary set forth in Paragraph 6, you shall be entitled to receive 34,000 stock options at the current market price on the date of grant. Your interest in such options shall vest as follows: (i) 50% on May 11, 1999; and (ii) 50% on May 11, 2000. Such options shall have a five (5) year term commencing on the Effective Date and shall be subject in all respects to the Kings Road Stock Option Plan.

         8. In addition to the base salary set forth in Paragraph 6, you shall be eligible to receive such bonus compensation as the Company may elect to award to you, if any, in the Company's sole and absolute discretion. Nothing in this Paragraph 8 shall require or otherwise obligate the Company to pay you a bonus.

         9. You represent and warrant that you are free to enter into the Agreement and to grant the rights and interests to the Company that you purport to grant thereunder and that there are no agreements or arrangements in effect, whether written or oral, which could prevent you from rendering exclusive services to the Company during the Term, and that you have not made and will not make any commitment or do any act in conflict with the Agreement.

         10. On the condition that you are not in breach or default of the Agreement, the Company shall reimburse you for all of your reasonable expenses incurred while employed and performing your duties under and in accordance with the terms and conditions of the Agreement, subject to your full accounting therefor and your providing the Company with appropriate documentation, including without limitation receipts, for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code, and subject to the Company's prior approval.

         11. You and the Company agree that the services to be rendered by you pursuant to the Agreement, and the rights and interests granted by you to the Company pursuant to the Agreement, are of a special, unique, extraordinary and intellectual character, which gives them a peculiar value, the loss of which cannot be reasonably or adequately compensated in damages in any action at law, and that a breach by you of any of the terms of the Agreement will cause the Company great and irreparable injury and damage. You hereby expressly agree that the Company shall be entitled to the remedies of injunction, specific performance and other equitable relief to prevent a breach of the Agreement by you. This provision shall not, however, be construed as a waiver of any of the rights which the Company may have hereunder, at law, for damages, or otherwise.

         12. (a) In the event that (i) you become incapacitated or prevented from fully rendering your services hereunder by reason of your illness, mental, physical or other disability, and such incapacity or inability shall continue for sixty (60) consecutive days during any period of the Term; or (ii) the Company's normal operations are prevented or interrupted because of force majeure events or any other cause beyond the Company's sole control (e.g., any labor dispute, strike, fire, war, civil disturbance, act of God, governmental action or proceeding or any event sufficient to excuse performance as a matter of law), and such prevention or interruption shall continue for sixty (60) consecutive days during any period of the Term; then the Company shall have the right to terminate your employment under the Agreement immediately upon the expiration of said six (6)-week period without any further liability or obligation to you hereunder except for any accrued compensation payable to you as of the date of such termination (such a termination herein referred to as a termination "For Disability or Force Majeure").

                  (b) In the event you, at any time, breach any provision of the Agreement, fail, refuse or neglect (other than by reason of any above-referenced disability or incapacity) to perform fully your obligations hereunder, or engage or participate in any serious or willful misconduct in connection with any of your obligations under the Agreement, the Company shall have the right to terminate your employment under the Agreement at any time thereafter (such a termination herein referred to as a termination "For Cause"). In the event of any termination For Cause, you shall be entitled to receive only accrued compensation payable to you as of the date of such termination, without regard to any other compensation, benefits or perquisites.

                  (c) In addition to the right to terminate For Cause or For Disability or Force Majeure, the Company shall have the right to terminate your employment under the Agreement at any time for any reason, upon thirty (30) days' notice to you (such a termination herein referred to as a termination "Without Cause"); provided, however, that if termination of your employment is a termination Without Cause, you shall continue to be entitled only to your base annual compensation under Paragraph 6 of the Agreement subject to your obligation to use your best efforts to find other suitable employment promptly, at which time all your rights under the Agreement shall terminate, including without limitation the right to receive compensation. During the time that you are seeking other employment as a result of termination Without Cause, you agree to report fully to the Company every three weeks regarding your efforts to obtain other suitable employment, and the Company hereby reserves the right to discontinue all payments to you under the Agreement, but no earlier than sixty
(60) days following such termination, if it reasonably determines that you are not using your best efforts promptly to find such other suitable employment.

                  (d) Any termination under this Paragraph 12 shall not be deemed to be a waiver by the Company of any of the Company's rights or remedies otherwise available to the Company hereunder, at law, in equity or otherwise.

         13. You shall not enter into any contracts or make any commitments on behalf of the Company outside of the ordinary course of your duties and services in the ordinary course of the Company's business nor for an amount in excess of such limits as may be specified by the Company without the prior written approval and consent of the Company in accordance with the standard practices and operating procedures thereof.

         14. During the Term hereof you shall be entitled to:

                  (a) The Company's basic health and life insurance benefits generally available to other senior executives of the Company, including any applicable major medical insurance benefits, subject to compliance with provisions relating to eligibility or qualification; and

                  (b) Three (3) weeks vacation with pay and normal and customary holidays in accordance with the Company's policy for vacations and holidays for senior executives of the Company.

                  (c) To participate in any Company retirement or similar benefit plan available to Company's senior executives, including, without limitation, the Company's IRA plan, subject to all terms and conditions of any such plan.

For the purpose of determining your length of service with the Company with respect to the applicable provisions of any benefit to which you may be entitled hereunder (except with respect to stock options and the vesting provisions thereof), such determination shall include your previous term of employment with the Company from May 9, 1994 through March 31, 1998.

         15. The Company may secure in its own name or otherwise, and at its own expense, life, health, accident and other insurance covering you or you and others, and you shall not have any right, title or interest in or to such insurance other than as expressly provided herein. You agree to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physician(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by the insurance companies to which application is made for such insurance.

         16. During the Term, you shall not directly or indirectly compete or interfere with the actual or contemplated businesses or activities of the Company. In this regard, during the Term, you shall not, without the prior written consent of the Company, (a) while actually employed by the Company hereunder, become an officer, employee, consultant, agent, partner (other than a limited partner) or director of any other business enterprise; and (b) while not actually employed by the Company hereunder, become an officer, employee, consultant, agent, partner (other than a limited partner) or director of any other business enterprise engaged in any of the actual or contemplated businesses or activities of the Company.

         17. You agree that you will not, during the Term or thereafter, disclose to any other person or entity the terms or conditions of the Agreement (including the financial terms thereof) and shall not directly or indirectly issue or permit the issuance of any publicity whatsoever regarding, or grant any interview or make any statements concerning, the Company's engagement of you hereunder without the prior written consent of the Company.

         18. The primary place of your employment under the Agreement shall be the Los Angeles Metropolitan Area. You shall make such trips away from the County of Los Angeles as requested by the Company or as may be required for the conduct of your duties under the Agreement.

         19. The Company hereby represents and warrants that it has obtained all approvals necessary to enter into this Agreement.

         20. The Agreement shall be governed by, and construed in accordance with, the laws of the State of California applicable to contracts entered into and fully performed therein.

         21. The Company shall have the right to assign or otherwise delegate the Agreement or any of its rights or obligations thereunder, in whole or in part, to any person or entity. Without limiting the generality of the foregoing, the Company shall have the right to license, delegate, lend or otherwise transfer any of its rights to any or all of your services under the Agreement to any person, company or other entity controlling, controlled by, or under common control with the Company, and you agree to render such services required under the Agreement for such person, company or other entity as part of the services to be rendered under the Agreement for no additional compensation other than as provided for in this Agreement. You shall not have any right to assign, delegate or otherwise transfer any duty or obligation to be performed by you hereunder to any person or entity, nor to assign or transfer any rights hereunder.

         22. All notices which either party is required or may desire to give to the other party under or in connection with the Agreement shall be sufficient if given by addressing the same to the respective party at the address set forth below or at such other place as may be designated by the respective party:

                  To Company:      Kings Road Entertainment, Inc.
                                   1901 Avenue of the Stars
                                   Los Angeles, California 90067
                                   Attention: Kenneth Aguado

                  with a copy to

                                   Manatt, Phelps & Phillips, LLP
                                   11355 West Olympic Boulevard
                                   Los Angeles, California 90064
                                   Attention: Laurence Marks, Esq. or
                                   Roger Armstrong, Esq.

                  To You:          Christopher Trunkey
                                   27156 Baxard Place
                                   Valencia, CA  91354

When notices addressed as required by this Paragraph 21 shall be hand delivered, telexed, or deposited, postage prepaid, registered or certified mail, in the United States mail, or delivered to a telegraph office, toll prepaid, the Company or you, as appropriate, shall be deemed to have delivered such notice.

         23. If the compensation provided by the Agreement shall exceed the amount permitted by any present or future law or governmental order or regulation, such stated compensation shall be reduced, while such limitation is in effect, to the amount which is so permitted. The payment of such reduced compensation shall be deemed to constitute full performance by the Company of its obligations hereunder with respect to compensation for such period; provided, however, that the Company shall pay you the aggregate amount of such reduction if and when such payment becomes permissible at law.

         24. You agree to execute and deliver to the Company such further documents and instruments as the Company may desire to further evidence, effectuate or protect the Company's rights hereunder. The Agreement may be modified only by a written instrument duly executed by each of the parties thereto. No person has any authority on behalf of the Company to make any representation or promise not set forth in the Agreement, and you hereby represent and warrant that the Agreement has not been executed in reliance upon any representation or promise except those contained therein. No waiver by the Company of any default or other breach of the Agreement shall be deemed to be a waiver of any preceding or succeeding breach or default.

         25. Concurrently with your execution and delivery to Company of this Agreement, you shall execute and deliver to the Company an Employee Confidentiality Agreement in the form of Exhibit A attached hereto.

         26. This Agreement supersedes all, prior or contemporaneous agreements, whether oral or written, between the parties hereto concerning the subject matter hereof, and constitutes the valid, binding and entire agreement between the parties with respect thereto, enforceable in accordance with its terms.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                             KINGS ROAD ENTERTAINMENT, INC.



                                             By /s/ Kenneth Aguado
                                                --------------------------------
                                                Ken Aguado, CEO


ACCEPTED AND AGREED TO:



/s/Christopher M. Trunkey
-----------------------------------
Christopher Trunkey
Social Security Number:  ###-##-####

                                    EXHIBIT A

                       EMPLOYEE CONFIDENTIALITY AGREEMENT

                  In consideration of my employment, or my continued employment, as the case may be, by Kings Road Entertainment, Inc., or by any direct or indirect subsidiary or affiliate of Kings Road Entertainment, Inc. (such employer for the purposes of this Employee Confidentiality Agreement being hereinafter referred to as the "Company"), I agree with the Company as follows:

                  As long as I shall remain in the employ of the Company I shall devote my whole time and ability to the service of the Company in my employment capacity, as the Company shall from time to time direct, and I shall perform my duties faithfully and diligently. Further, I shall abide by all rules, regulations and policies of the Company (including without limitation those contained in the Company's current employee manual as it may hereafter be modified, supplemented or replaced), and I acknowledge that I am familiar with the same.

                  I shall not, during my employment by the Company or thereafter, use or disclose to others without the prior written consent of the Company, any trade or business secrets, secret "know-how", confidential, secret, technical, financial or proprietary information or other nonpublic information relative to the business or activities of the Company, obtained by me while in the employ of the Company or otherwise. Upon leaving the employ of the Company, I shall not take with me any confidential, secret, technical, financial or proprietary data, drawings, documents or information obtained by me as the result of my employment, or any reproductions thereof. All such items and all copies thereof, including without limitation all memoranda, notes, records and other documents related to the actual or contemplated business or activities of the Company that were made or compiled by me, or made available to me during the term of my employment by the Company, shall be and remain the Company's property, and I shall surrender the same to the Company on the termination of my employment by the Company, or at any other time on request.

                  I acknowledge and agree that I am the Company's employee for hire. In this regard, all right, title and interest of every kind and nature whatsoever, whether now known or unknown, in and to any property (intellectual or otherwise), including without limitation any inventions, patents, trademarks, copyrights, films, scripts, ideas, writings and discoveries, invented, created, written, developed, furnished, produced, disclosed or acquired by me, alone or in collaboration with others, during the term of my employment by the Company or within the one (l)-year period thereafter (qualified by the last sentence of this paragraph), but excluding such musical or literary works created solely by me and which are not created as "works made for hire" for Company or which are not specifically licensed to or acquired by the Company, which property relates to or may be useful in connection with the actual or contemplated business or activities of the Company, shall be and remain, as between myself and the Company, the sole and exclusive property of the Company for any and all purposes and uses whatsoever (including any of my right, title and interest in and to any domestic or foreign applications for patent or trademark, as well as any divisions, continuations reissues, revivals, renewals or extensions thereof), and to the extent protectible under copyright law, shall be deemed for such purposes as works made for hire for the Company. I acknowledge and agree that I shall disclose all of the foregoing to the Company immediately upon the discovery, invention, creation, etc. thereof and that I shall have no right, title or interest of any kind or nature in or to any of the foregoing or in or to any results or proceeds therefrom. I further agree that I will, at the Company's request, whether during or subsequent to my employment by the Company, do any and all acts, and execute and deliver to the Company (in form satisfactory to the Company) such instruments or documents, as may be deemed by the Company as necessary or desirable to evidence, effectuate, secure, maintain or establish the terms of this agreement or the Company's ownership of any of the foregoing, all without charge; but notwithstanding that no such instruments or documents are executed, the Company, as my employer, shall be deemed the owner thereof immediately upon the discovery, invention, creation, etc. thereof. Except as otherwise specifically provided above regarding certain musical or literary works created solely by me, any invention, patent, trademark or other property relating to the Company's actual or contemplated business or activities, that is discovered, invented, created, etc. by me, alone or in collaboration with others, within one (1) year after the termination of my employment by the Company for any reason, shall be deemed to be within the provisions of this paragraph, unless I can prove that the same was conceived and made following said termination.

                  Attached is a list of my existing trademark, copyright and/or patent applications and unpatented inventions made prior to my employment by the Company, which I agree is a complete list and which I desire to remove from the operation of this agreement.

                  I agree that the Company shall be entitled to injunctive or other appropriate equitable relief to prevent or remedy my proposed, anticipatory or actual breach of the terms of this agreement including, without limitation, the disclosure of any information, data, documents or other materials covered by the terms of this agreement.

                  This agreement shall inure to the benefit of the Company, its subsidiaries, affiliates, allied companies, successors and assigns or the nominees of the Company; and I specifically agree to execute any and all documents considered necessary or desirable to assign, transfer, sustain or maintain inventions, discoveries, applications, copyrights, trademarks or patents, both in the United States and in foreign countries.

                  IN WITNESS WHEREOF, I have hereunto signed my name as of the date of the Employment Agreement to which this document is attached and effective as of the Effective Date (as defined in the Employment Agreement).


                                             /s/Christopher M. Trunkey
                                             -----------------------------------
                                             Christopher Trunkey

Witness:  /s/Jonah Hodge
          -----------------------

ACCEPTED:

Kings Road Entertainment, Inc.


/s/Kenneth Aguado
-------------------------
By: Kenneth Aguado
Its: CEO



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